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                                                              EXHIBIT 10(m)(ii)
                        SECURED RECOURSE PROMISSORY NOTE

$96,000.00                                                     January 31, 1996


                  FOR VALUE RECEIVED, Ben Matzilevich (the "Maker") hereby promises to pay to the order of Calbiochem-Novabiochem International, Inc., a Delaware corporation (the "Company"), at 10394 Pacific Center Court, San Diego, California 92121, or such address as the Company or the holder of this Note shall have given to the Maker, the principal sum of Ninety-Six Thousand Dollars ($96,000.00) on January 31, 1998, together with interest thereon, compounded annually, at the rate of 5.65% per annum.

                  Payments of principal and interest shall be made in such currency of the United States at the time of payment shall be legal tender for the payment of public and private debts.

                  This Note evidences a loan made by the Company under the Loan and Pledge Agreement dated the date hereof (the "Agreement") between the Company and the Maker providing, among other things, for the securing of the Note by a pledge of certain shares of Common Stock, par value $0.01 of the Company, owned by the Maker, for the mandatory prepayment of this Note under certain circumstances and for the acceleration of the maturity of this Note following an Event of Default, all on the terms set forth in the Agreement.

                  This Note may be prepaid in whole or in part at any time and from time to time without penalty or premium.

                  Upon the occurrence of an Event of Default (as defined in the Agreement), this Note shall become due and payable as set forth in the Agreement.

                  The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

                  The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

                  This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

                  This Note shall be governed by and construed in accordance with the laws of the State of California
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applicable to agreements made and to be performed entirely in such State and shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefits of the successors and assigns of the Company.


                                      /s/ Ben Matzilevich
                                 --------------------------------------
                                          Ben Matzilevich
                                          Maker